UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  October 31, 2007

PLAYLOGIC ENTERTAINMENT, INC.
(Name of Small Business Issuer as specified in its charter)

Delaware	0-49649	23-3083371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Concertgebouwplein 13, 1071 ll Amsterdam, The Netherlands
(Address of principal executive offices and zip code)

Company’s telephone number, including area code: (011) 31-20-676-0304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

Playlogic Entertainment, Inc. announced that it has signed its third development agreement with Sony Computer Entertainment Europe Ltd. The project will be developed at Playlogic’s in-house studio Playlogic Game Factory B.V. over a period of seven months with an option of extension of another six months. The scope and content of the project will remain undisclosed until further notice by SCEE Ltd.

“Over the past two years we have build a great relationship with SCEE” says Playlogic Executive VP Rogier W. Smit, “We have solid development assets and resources at our disposal at our in-house facility in the Netherlands and have the ability to deliver quickly. Having received the opportunity to continue this relationship is a testimony of the work we deliver.”

Igor Frid Managing Director of Playlogic Game Factory B.V. comments:
”The cooperation between SCEE and Playlogic Game Factory has proven to be very successful. We deliver high quality products using flexible and innovative development methodologies which enable us to develop innovative titles in close cooperation with SCEE London Studio.”

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1    Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

PLAYLOGIC ENTERTAINMENT, INC.

Date: October 31, 2007	By:	/s/ Willem M. Smit
Name: Willem M. Smit Title: President and Chief Executive Officer